EXHIBIT 99.1

Intelligent Systems Announces Fourth Quarter and FY2006 Results

Conference Call Today At 1 PM Eastern Time

NORCROSS, Ga., March 19, 2007 (PRIME NEWSWIRE) -- Intelligent Systems Corporation (AMEX:INS), www.intelsys.com, announced today the financial results for its fourth quarter and year ended December 31, 2006. Net income for fiscal year 2006 was $4.5 million compared to a net loss of $1.6 million in fiscal 2005. In 2006, net income was $1.00 per basic share ($0.98 per diluted share) compared to a loss of $0.36 per basic and diluted share in 2005.

Revenue grew to $14.5 million in 2006, an increase of 12 percent compared to revenue of $12.9 million in 2005. The increase in revenue in 2006 reflects strong domestic sales of products at the company's ChemFree subsidiary and greater professional services revenue at the company's VISaer subsidiary.

The 2006 results were bolstered by two previously disclosed transactions that were effective during the quarter ended September 30, 2006. The Company sold the business of its QS Technologies subsidiary which resulted in a net gain on the sale of $4.9 million. A second transaction, the sale of the Company's interest in privately-held Horizon Software International, Inc., resulted in a gain of $2.6 million which is included in investment income for 2006.

As a result of the sale of the QS Technologies business and in conformity with applicable accounting standards, the Company classified the QS business as Discontinued Operations and the financial results for prior periods have been reclassified to conform to this presentation for all periods presented. The financial results reported for the Company's Continuing Operations for the three and twelve month periods ended December 31, 2006 and 2005 include the consolidated results of operations of three subsidiaries: VISaer, Inc., CoreCard Software, Inc. and ChemFree Corporation.

For the fourth quarter ended December 31, 2006, net loss was $1.3 million or $0.30 per basic and diluted share compared to a net loss of $944,000 or $0.21 per basic and diluted share in the fourth quarter of 2005. Revenue in the fourth quarter of 2006 was $2.6 million compared to $3.8 million in 2005. The period-to-period decline in revenue reflects the fact that the Company's software subsidiaries did not recognize for financial reporting purposes significant new software license revenue in the fourth quarter of 2006. As the Company has stated frequently, the timing and amounts of revenue recognition on software contracts will vary considerably from period to period due to a number of factors, some of which are outside of the Company's control. The Company has a number of software contracts in process which it expects to deliver to customers during 2007.

As previously disclosed, the Company submitted a plan, which was accepted by AMEX on July 27, 2006, outlining its plan to achieve compliance with the continued listing standards of the American Stock Exchange (AMEX) within an 18 month period. AMEX regulations require two consecutive quarters of compliance with the applicable standards before a determination will be made by AMEX as to whether the Company has regained compliance with continued listing standards. The Company believes its shareholders' equity met the continued listing standards at September 30, 2006 and December 31, 2006.

The Company will hold a conference call today at 1 PM Eastern Time. Investors may join the conference call by telephoning (877) 226-7144 at least 5 minutes before the scheduled time. An audio transcript of the conference call will be posted on the Company's website at www.intelsys.com as soon as possible after the call and will be available for 12 months.

About Intelligent Systems Corporation

For over thirty years, Intelligent Systems Corporation (AMEX:INS) has identified, created, operated and grown early stage technology companies. The Company has operations and investments in the information technology and industrial products industries. The Company's consolidated subsidiaries include VISaer, Inc., www.visaer.com; CoreCard Software, Inc., www.corecard.com (both software companies); and ChemFree Corporation, www.chemfree.com (an industrial products company). Further information is available on the company's website at www.intelsys.com, or by calling the company at 770/381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The Company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, undetected software errors, competitive pressures, changes in customers' requirements or financial condition, market acceptance of products and services, changes in financial markets, changes in the performance, financial condition or valuation of affiliate companies, the risks associated with investments in privately-held early stage companies, the impact of events such as rising gas prices that could impact the aviation industry, the price of certain plastics components and the company's other worldwide market opportunities, other geopolitical or military actions, and general economic conditions, particularly those that cause businesses to delay or cancel purchase decisions.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except share and per share amounts)

                                 Three Months             Year
                                 Ended 12/31,         Ended 12/31,
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                               2006       2005      2006        2005
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 Revenue
   Products                 $  1,744   $  2,329   $  8,401   $  8,185
   Services                      826      1,437      6,059      4,713
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     Total revenue             2,570      3,766     14,460     12,898
 Total cost of revenue         1,369      1,560      7,167      5,978
 Expenses
   Marketing                     482        450      2,059      1,825
   General & administrative      686      1,172      3,519      3,531
   Research & development      1,416      1,587      5,696      6,127
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 Loss from operations         (1,383)    (1,003)    (3,981)    (4,563)
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   Interest income               125          2         57         22
   Investment income
    (loss), net                  (98)       (24)     2,547(a)   1,884
   Equity in earnings (loss)
    of affiliate companies        23        (28)       374        366
   Other income (loss), net        7        (19)        (1)       (20)
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 Loss from continuing
  operations before
  income tax                  (1,326)    (1,072)    (1,004)    (2,311)
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 Income tax                       --         --         --          5
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 Loss from continuing
  operations                  (1,326)    (1,072)    (1,004)    (2,316)
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 Income from discontinued
  operations                      --        128        600        690
 Gain on sale of
  discontinued operations         --         --      4,873(b)      --
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 Net income (loss)          $ (1,326)  $   (944)  $  4,469   $ (1,626)
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 Income (loss) per share -
  continuing  operations:
   Basic                    $  (0.30)  $  (0.24)  $  (0.22)  $  (0.52)
   Diluted                  $  (0.30)  $  (0.24)  $  (0.22)  $  (0.52)
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 Income per share -
  discontinued operations:
   Basic                    $   0.00   $   0.03   $   1.22   $   0.15
   Diluted                  $   0.00   $   0.03   $   1.20   $   0.15
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 Income (loss) per share:
   Basic                    $  (0.30)  $  (0.21)  $   1.00   $  (0.36)
   Diluted                  $  (0.30)  $  (0.21)  $   0.98   $  (0.36)
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 Basic weighted average
  shares outstanding       4,478,971  4,478,971  4,478,971  4,478,971
 Diluted weighted average
  shares outstanding       4,478,971  4,478,971  4,571,261  4,478,971
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 (a) Includes gain of $2.6 million on sale of Horizon Software interest.
 (b) Gain on sale of QS Technologies business.

                           CONSOLIDATED BALANCE SHEETS
                      (in thousands, except share amounts)

 At December 31,                                2006            2005
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 ASSETS
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 Current assets:
  Cash                                        $ 2,136         $   378
  Accounts receivable, net                      2,006           1,827
  Notes and interest
   receivable, current portion                  3,445              --
  Inventories                                     904             770
  Other current assets                          1,072             355
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    Total current assets                        9,563           3,330
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 Long-term investments                          1,174           4,571
 Notes receivable, net of
  current portion                                 841              --
 Property and equipment, net                    1,009             940
 Goodwill, net                                  2,047           2,047
 Other intangibles, net                           359             532
 Other assets, net                                 17              17
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 Total assets                                 $15,010         $11,437
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 LIABILITIES AND STOCKHOLDERS' EQUITY
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 Current liabilities:
  Short-term borrowings                       $    --         $   100
  Accounts payable                              1,558             847
  Deferred revenue                              3,094           4,779
  Accrued payroll                                 974           1,092
  Accrued expenses and other
   current liabilities                          1,088             849
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    Total current liabilities                   6,714           7,667
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 Other long-term liabilities                      356             248
 Minority interest                              1,516           1,516
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 Total stockholders' equity                     6,424           2,006
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 Total liabilities and
  stockholders' equity                        $15,010         $11,437
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CONTACT:  Intelligent Systems Corporation
          Bonnie Herron
          770-564-5504
          bherron@intelsys.com